CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A6 of our report dated May 13, 2021 relating to the financial statements of V Blockchain Group, Inc. as of March 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

/s/BF  Borgers CPA PC

Certified Public Accountants

Lakewood, CO

December 23, 2021